UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2012

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Richard J. Surratt ceased serving as the Chief Financial Officer of Arbitron Inc. (the "Company") on May 11, 2012. Mr. Surratt’s employment with the Company ended June 8, 2012. On July 13, 2012, Mr. Surratt and the Company entered into a Separation Agreement and Release (the "Release") pursuant to which Mr. Surratt has released the Company from any and all claims arising out of or related to his employment by the Company. The release of claims will become effective if not revoked by Mr. Surratt within seven days after execution. Execution of the Release was a condition to Mr. Surratt’s right to receive compensation under to the terms of an Executive Retention Agreement with the Company effective February 6, 2011 (the "Retention Agreement"). A summary of Mr. Surratt’s compensation under the Retention Agreement was disclosed on a Form 8-K filed with the SEC on May 14, 2012 and is qualified in its entirety by reference to the actual terms of the Retention Agreement, a form of which was filed as Exhibit 10.52 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

The description of Release contained herein is qualified in its entirety by reference to the actual terms of the Release, which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

July 19, 2012	By:	/s/ Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary